                                                                   EXHIBIT 10.37



                           OEM DISTRIBUTION AGREEMENT


                                     between


                         THE SANTA CRUZ OPERATION, INC.


     A Company Incorporated in the State of California in the United States


                                       and


                              CALDERA SYSTEMS, INC.


        A Company Incorporated in the State of Utah in the United States







                          Date of Issue: June 22, 2000
                                         -------------


                             Contract Number: 1X101








Note: This Agreement shall be deemed invalid unless executed by COMPANY within thirty (30) days of the date of Issue.

This Agreement is made and entered into on the date last executed by and between The Santa Cruz Operation, Inc., a corporation of the State of California with its principal place of business at 425 Encinal Street, Santa Cruz, California 95061 on behalf of it Tarantella Division ("TARANTELLA"), and Caldera Systems, Inc. (hereinafter "OEM"), a company incorporated under the laws of the State of Utah with its place of business at 240 West Center Street, Orem, Utah 84057.

WHEREAS, TARANTELLA is a licensor, manufacturer and distributor of TARANTELLA software and related products and materials ("Licensed Product"),

WHEREAS, OEM is a reseller of computer products manufactured by or on behalf of OEM, and possesses expertise in broad-based horizontal markets, and

WHEREAS, the parties are desirous of OEM's marketing of Licensed Products in conjunction with substantial added value in the form of hardware and/or software to its customers;

NOW, THEREFORE, the parties agree as follows:

1. The terms and conditions set forth in this Agreement shall apply to the licensing and use of the Licensed Products and the sublicensing and distribution of OEM Products that become subject to this Agreement.

2. Additional exhibit(s) may be added to this Agreement. Each such additional exhibit shall be considered part of this Agreement when executed by OEM and accepted by TARANTELLA. Any additional terms and conditions set forth in such exhibit shall apply.

3. This Agreement and its exhibit(s) set forth the entire agreement and understanding between the parties as to the subject matter hereof. Neither of the parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as duly set forth on or subsequent to the date of acceptance hereof in writing and signed by a proper and duly authorized representative of the party to be bound thereby. No provision appearing on any form originated by OEM shall be applicable unless such provision is expressly accepted in writing by an authorized representative of TARANTELLA.



IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


OEM:                                    THE SANTA CRUZ OPERATION, INC.


By:                                     By:
   -------------------------               -------------------------

----------------------------            ----------------------------
(Title)                                 (Title)

----------------------------            ----------------------------
(Date)                                  (Date)



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1.   DEFINITIONS

     Each term defined in this Section is as follows unless the context in which the term is used expressly provides otherwise. The term "Section" refers to an identified section of this Agreement.

     a. Bundled Products means the combination of the Licensed Products and OEM Products that OEM will market and sell as a combined product offering, or sales of Licensed Products on a stand-alone basis, but only in incidental quantities and in direct support of OEM's marketing and sales of the combined product offering.

     b. "End User" means an entity who is not an affiliate of OEM's enterprise and acquires the Licensed Products for Internal Use. "End User" does not include an entity which resells, sells, licenses, rents or leases Licensed Products to other parties in the regular course of business.

     c. "Expiration Date" means each date identified as such in the applicable exhibit that is made part of this Agreement.

     d. "Golden Master" means master diskettes, master CD ROM or other media, containing the Licensed Products and master user documentation from which OEM may duplicate the TARANTELLA Products under this Agreement.

     e. "Internal Use" means use in the regular course of business by the user who has licensed the software. "Internal Use" does not include resale, or the sale or lease of access to the Licensed Product for timesharing purposes.

     f. "List Price" means the price for TARANTELLA Licensed Products listed in TARANTELLA's published price list excluding any discounts and/or negotiated changes.

     g. "Marks" means TARANTELLA's trademarks, service marks, logos, designations and insignias.

     h. "OEM Authorized Reseller" means an entity that acquires Licensed Products for resale from OEM.

     i. "Licensed Products" means the TARANTELLA products and related products and materials identified in the applicable exhibit and made part of this Agreement that OEM is authorized to market and sell under this Agreement.

     j. "Releases" shall mean changes or additions to the TARANTELLA Licensed Product, other than maintenance modifications, that improve functions, add new functions, or improve performance by changes in software design. A Release is denoted and designated by TARANTELLA by a change in the next to right-most digit in the complete product number.

     k. "Subsidiary" means a corporation or other legal entity (i) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or
          (ii) the majority of the equity interest in which is now or hereafter owned and controlled by such company either directly or indirectly; but any such corporation or other legal entity shall be deemed to be a Subsidiary of such company only so long as such control or such ownership and control exists.

     l. "Updates" shall mean changes or additions to Licensed Product which primarily include maintenance modifications. An Update is denoted and designated by TARANTELLA by a change in the right-most digit in the complete product number.

     m. "Versions" shall mean any modifications to the Licensed Products that result from changes or additions that provide additional value and utility to the Licensed Products. A Version is denoted and designated by TARANTELLA by a change in the left-most digit in the complete product number.

2.   TERM

     The term of this Agreement will commence on the date it is executed by an authorized TARANTELLA signatory and, shall remain in effect for a one (1) year period (the `Initial Term"). Thereafter, this Agreement will automatically renew for subsequent one (1) year periods (the "Renewal Period") unless (i) the Agreement is terminated by either party pursuant to
     Section 11. of this Agreement, or (ii) either party terminates for convenience by sending the other notice thereof at least ninety (90) calendar days prior to the end of such Initial Term or the then current Renewal Period.

3.   APPOINTMENT AND RIGHTS


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     a.   Appointment. TARANTELLA appoints OEM as a TARANTELLA Authorized
          Original Equipment Manufacturer. This appointment is non-exclusive, with TARANTELLA reserving the right to appoint other TARANTELLA customers as TARANTELLA Authorized OEMs without restriction as to number and location.

     b. Grant of Rights. TARANTELLA grants OEM a non-exclusive, non-transferable, worldwide license to market Licensed Products to (i) End Users acquiring OEM's Bundled Products for Internal Use and (ii) OEM Authorized Resellers acquiring OEM's Bundled Products solely for resale in the ordinary course of business. OEM agrees to offer Licensed Products for sale to End Users or OEM Authorized Resellers only as a part of a Bundled Product offering.

     c. Reproduction/Installation License. OEM may reproduce the Licensed Product, using the Golden Master provided to OEM by TARANTELLA, only in accordance with the conditions contained in this Agreement and applicable exhibit(s) to this Agreement. OEM has no other right to reproduce any portion of the Licensed Product, unless expressly agreed in writing.

4.   PRODUCTS AND PRICES

     a. Eligible Products. OEM may market the Licensed Products specified inn Exhibit A to this Agreement. Except to the extent expressly provided otherwise in a Exhibit A, TARANTELLA reserves the right at any time to make changes to any Licensed Products, including without limitation changes which are required (i) for security, or (ii) to facilitate performance in accordance with specifications.

     b. Modifications to Licensed Products. Except as otherwise agreed by the parties in writing, OEM may modify the Licensed Products only as provided for within TARANTELLA's standard installation procedure - for example by the addition of drivers, and only as required to create a hardware and/or software specific implementation as necessary for the operation of the Licensed Products on the OEM Products. Additional modification rights and/or restrictions may be included an exhibit(s) to this Agreement.

          Except as otherwise agreed by the parties in writing, OEM is also authorized to provide Licensed Products to End User customers of OEM for use solely on OEM hardware and/or software. An OEM representative shall provide assistance for installation of the software products if required.

          In the event OEM pre-installs the Licensed Products, OEM agrees not to alter the computer screen which will inform the End User, upon operating the OEM Products, of the TARANTELLA and third party copyright notices.

     c. Pricing and Discounts. OEM may acquire Licensed Products under this Agreement at the prices included in TARANTELLA's published TARANTELLA price list (TARANTELLA price list is available at the TARANTELLA website located at: http://www.sco.com/pricing/tarantella.html), less the discount set forth in Exhibit A to this Agreement (or, as applicable, at the per unit price set forth in such applicable exhibit). Except to the extent expressly stated otherwise in Exhibit A, TARANTELLA reserves the right at any time to (i) add Licensed Products to, or delete Licensed Products from, the TARANTELLA list price and/or such applicable exhibit and/or, (ii) increase or decrease prices on the TARANTELLA's published price list. Product deletions and price changes become effective upon thirty (30) days' prior written notice to OEM. Orders requesting delivery after the effective date of a price increase will be charged at the increased price.

     d. Taxes. Prices are exclusive of all applicable taxes. OEM agrees to pay all taxes associated with the marketing, sublicensing and delivery of Licensed Products ordered under this Agreement, including but not limited to sales, use, excise, added value and similar taxes and all customs, duties or governmental impositions, but excluding taxes on TARANTELLA's net income. Any tax or duty TARANTELLA may be required to collect or pay upon the marketing or delivery of the Licensed Products will be paid by OEM, and such sums shall be due and payable to TARANTELLA upon delivery. If OEM claims a tax exemption, OEM must provide TARANTELLA with valid tax exemption certificates.

     e. Product Upgrades. OEM may purchase licenses to subsequent Updates, Releases and/or Versions of Licensed Products for purposes of revising licenses obtained for OEM's Internal Use and /or distribution by paying the then applicable fee(s).

5.   MARKETING AND SUPPORT

     a. Use of Authorized OEM Title. OEM may refer to itself, in connection with exercising its rights under this Agreement, as a "TARANTELLA Authorized OEM," but solely in connection with marketing the Bundled


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          Products and only during the term of this Agreement.

     b. Use of TARANTELLA Marks and Trade Names. OEM is authorized to use the TARANTELLA Marks applicable to Licensed Products acquired under this Agreement in connection with its marketing of Bundled Products, but only in accordance with current trademark and trade name usage laws and only during the term of this Agreement. Upon the Expiration Date or termination of this Agreement, OEM shall no longer publicize or advertise the fact that it is an authorized distributor for TARANTELLA and shall make no further use of TARANTELLA Marks except as permitted under the then current law. OEM agrees not to alter, erase or overprint any notice provided by TARANTELLA and not to attach any additional trademarks, except as included in Exhibit A, without the prior written consent of TARANTELLA or affix any TARANTELLA Marks to any non-Licensed Product.

     c. End User Satisfaction. OEM shall maintain in force an agreement for technical support with TARANTELLA.

     d. OEM Authorized Resellers. OEM agrees to inform each OEM Authorized Reseller that the TARANTELLA Software License Agreement governs the use of the Licensed Product before any OEM Bundled Products are provided to the OEM Authorized Reseller. If OEM should become aware of one of OEM's OEM Authorized Resellers or End Users violation of TARANTELLA's intellectual property and/or proprietary rights, OEM shall promptly notify the OEM's OEM Authorized Resellers or End Users of the violation and shall i) promptly notify TARANTELLA, ii) upon TARANTELLA's request, assign any rights of enforcement that OEM has with regard to such violation to the extent that such rights are reasonably necessary for TARANTELLA to protect its TARANTELLA's intellectual property and/or proprietary rights, and iii) cooperate with TARANTELLA in such enforcement.

     e. Point of Sale Reports. When OEM reproduces Licensed Product for distribution, OEM will provide TARANTELLA, by no later than the tenth
          (10th) day of each calendar month, an estimate of the previous calendar month sales. This monthly sales estimate is to include, at a minimum, total units by product by geographic territory, as stipulated by TARANTELLA.

          For all sales of Licensed Product, OEM will provide TARANTELLA, by no later than thirty (30) days after the close of each calendar quarter, a final Point of Sale report for the previous calendar quarter. "Point of Sale Report" means, for purposes of this Agreement, a report provided by OEM to TARANTELLA which is in a TARANTELLA-agreed format which includes, among other things, (i) a list of Licensed Products sold, (ii) geographical destination for each such Licensed Product, containing, at a minimum, State/Province and country, (iii) the model numbers of the Licensed Products sold, and (iv) the amount of on-hand inventory of all Licensed Products by model number (including products listed in the POS Report and any other Licensed Products in inventory not otherwise included in the POS Report).

6.   PLACING ORDERS & TERMS OF PAYMENT

     a. Placing Orders. OEM is authorized to place orders with TARANTELLA for Licensed Products through OEM's Corporate Headquarters. Additional ordering locations may be agreed, in writing, from time to time. Each purchase order received by TARANTELLA shall form a separate contract, into which the terms of this Agreement shall be included by reference. The terms of this Agreement shall apply to each such order as between the ordering and accepting parties, as legal entities; variations of such terms, may be agreed individually by those parties.

          OEM may also utilize TARANTELLA's PartnerStore web based ordering facilities for the purchase of licenses for Licensed Products. TARANTELLA's PartnerStore terms and conditions are included in Exhibit B of this Agreement.

     b. Acceptance of Orders. Orders, placed with TARANTELLA in accordance with the terms and conditions of this Agreement will be deemed accepted by TARANTELLA if not rejected within two working days of receipt by TARANTELLA. Orders requesting shipment more than ninety
          (90) days from the date of the order are subject to written acceptance by TARANTELLA. Should orders for Licensed Products exceed TARANTELLA's available inventory, TARANTELLA may, unless OEM has specifically indicated otherwise in its purchase order, accommodate OEM's order by allocating available inventory and making shipments on a basis TARANTELLA deems equitable, without liability to TARANTELLA on account of the method of allocation chosen or its implementation.

     c. Cancellation of Orders. Orders accepted by TARANTELLA may be canceled without penalty by giving written


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          notice of cancellation to TARANTELLA at least fifteen (15) days prior to the scheduled shipment date. Orders canceled less than fifteen (15) days prior to the scheduled shipment date may be subject to a cancellation payment of fifteen percent (15%) of the invoice value of the canceled order. In no event may OEM cancel any order or any portion of an order after shipment.

     d. Product Availability and Shipping Designations. TARANTELLA will use commercially reasonable efforts to fill OEM's orders for Licensed Products and meet OEM's request for shipment dates subject to product availability and consistent with TARANTELLA production and supply schedules. TARANTELLA will ship Licensed Products and bill OEM to agreed OEM "ship to" and "bill to" locations. OEM may change the "ship to" location at any time prior to the estimated shipment date; however, TARANTELLA may not be able to honor a notice, unless it is in writing and received at least fifteen (15) days prior to the estimated shipment date. The right to change "ship to" locations does not include any right to drop ship to customer sites. So long as TARANTELLA uses commercially reasonable efforts to fill OEM's orders, TARANTELLA will not be liable for any damages to OEM or to any third party for TARANTELLA's failure to fill any orders or for any delay in delivery or error in filling any orders for any reason whatsoever.

     e. Obligation to Ship In Presence of Breach. Even in cases where TARANTELLA accepts a purchase order, TARANTELLA will not be obligated to ship Licensed Products if OEM is more than thirty (30) days in arrears on payments owing to TARANTELLA or if OEM is otherwise in material breach of this Agreement at the time of the scheduled shipment. This thirty (30) days delay period is only applicable to the first time OEM is in arrears in payment or is otherwise in material breach of this Agreement.

     f. Delivery, Title & Risk of Loss. Licensed Products shipped hereunder shall be shipped FOB TARANTELLA's facility to the "ship to" location specified by OEM. Title to Licensed Products, exclusive of the rights retained under this Agreement in Marks, patents, copyrights, trade names, trade secrets and intellectual property, and all risk of loss will pass to OEM upon delivery at TARANTELLA's designated shipping facility.

     g. Payment Terms: Subject to OEM maintaining a good payment record with TARANTELLA, with regard to each order for Licensed Product, TARANTELLA shall invoice OEM for such order no sooner than the day on which the corresponding shipment from TARANTELLA takes place, and OEM shall make payments to TARANTELLA in the currency specified on the invoice, or as otherwise agreed in writing. All payments under this AGREEMENT shall be sent to the address specified on the invoice within thirty (30) calendar days after receipt of such invoice. TARANTELLA reserves the right to set a credit limit for OEM.

          In the event OEM is granted the right, in an applicable exhibit, to reproduce the Licensed Product and to make payment after such reproduction, OEM shall submit payment for such Licensed Product sales at the time OEM provides TARANTELLA with its quarterly Point of Sales Report due no later than thirty (30) days after the close of each calendar quarter.

          Any amounts owing under this Agreement will be due and payable as indicated in any special terms and conditions stated in the applicable exhibit. Payment not received by TARANTELLA when due will accrue interest on an annual basis from the date due until paid of twelve (12%) per annum on any outstanding balance or the maximum legal rate allowed by law, whichever is less.

7.   INTELLECTUAL PROPERTY RIGHTS & INDEMNIFICATION

     a. Licensed Products. Licensed Products acquired under this Agreement is made available to OEM to market only under the provisions of this Agreement. OEM shall distribute with each Licensed Product the End User License Agreement included by TARANTELLA in the Licensed Product package and included as Exhibit C to this Agreement.

     b. Proprietary Nature of Licensed Products and Ownership. No title to or ownership of software acquired under this Agreement is transferred to OEM. Notwithstanding any provision of this Agreement to the contrary, OEM acknowledges TARANTELLA's representation that TARANTELLA, or the licensor through which TARANTELLA obtained the rights to distribute the Licensed Products, owns and retains all title and ownership of all intellectual property rights in the Licensed Products, including all software, firmware, copies of software, documentation and related materials which are acquired, produced or shipped by TARANTELLA under this Agreement. Such title and ownership by TARANTELLA extends to any Modifications to and derivative works from software acquired under this Agreement which include any portion of Licensed Product(s). TARANTELLA claims no ownership interest in any portion of such Modification(s) by OEM that do not include any portion of the Licensed Product. TARANTELLA does not transfer any portion of such title and


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          ownership, or any of the associated goodwill, to OEM, and this
          Agreement should not be construed to grant OEM any right or license, whether by implication, estoppel or otherwise, except as expressly provided. OEM agrees to be bound by and observe the obligations imposed on OEM under this Agreement with regard to the Licensed Products acquired under this Agreement. Except as set forth in this Agreement, or as may be permitted in writing by TARANTELLA, OEM agrees not to provide Licensed Products or any part or copies thereof to any third party without the prior written consent of TARANTELLA.

     c. Licensed Product Infringement. TARANTELLA shall indemnify and hold OEM harmless from and against and defend any claim, suit or proceeding, and pay any settlement amounts or damages awarded by a court of final jurisdiction, arising out of claims filed by third parties that a Licensed Product infringes any copyright, patent, trade mark or other intellectual property right, provided that OEM promptly notifies TARANTELLA in writing of any such claim, suit or proceeding, and permits TARANTELLA to control the settlement or defense thereof. OEM has the option to be represented by Counsel at its own expense.

          If, pursuant to any such claim, a court of competent jurisdiction removes or restricts OEM's right to distribute Licensed Product, TARANTELLA shall, at its sole option (i) procure for OEM the right to continue to distribute Licensed Product; or (ii) modify Licensed Product, provided the functionality thereof is not substantially affected, so as to make it non-infringing; or, in the event that neither of these options is economically practical, (iii) require OEM, immediately upon written notice, to discontinue distribution of Licensed Product; in this event TARANTELLA will accept return, at TARANTELLA's direction and expense, of OEM's inventory of Licensed Product and will credit OEM the net amount received therefor. In addition, TARANTELLA shall have the right to exercise any of options
          (i) through (iii) at any time following receipt of notice of a claim of infringement of copyright or other proprietary right.

          TARANTELLA shall have no obligation under this section with respect to any claim of infringement of a proprietary right based upon any modification of Licensed Product by OEM or the combination, operation or use of Licensed Product with materials not supplied by TARANTELLA provided that it is such modification, combination, operation or use which caused the claimed infringement.

          THE ABOVE STATES THE ENTIRE LIABILITY OF TARANTELLA WITH RESPECT TO INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS OR ANY OTHER FORM OF INTELLECTUAL PROPERTY RIGHT BY ANY PRODUCT SUPPLIED BY TARANTELLA.

     d. Product Tampering. OEM agrees not to de-compile, reverse engineer, reverse compile, modify or perform any similar type of operation on any object code software product, or firmware acquired under this Agreement, in any fashion or for any purpose whatsoever, without the prior written consent of TARANTELLA. In the event that applicable law does not allow a total prohibition of de-compiling, reverse engineering or reverse compiling, OEM agrees to request TARANTELLA to provide any required information and not to perform such acts if this information is made available. OEM also agrees that any such works are derivative works and as such are the sole and exclusive property of TARANTELLA or its licensor.

     e. Confidential Information. The parties agree to protect, for a period of five (5) years after the date of first receipt (twenty (20) years in the case of source code), any Confidential Information, received from the other, from disclosure to anyone other than the OEM's employees or subcontractors, who have signed a nondisclosure agreement containing restrictions on disclosure substantially similar to those set forth herein, by use of the same degree of care as the OEM uses to protect its own information of a similar nature and importance, and, in no event, less than reasonable care. "Confidential Information" means the information and materials noticed or marked by TARANTELLA or OEM as confidential and proprietary; provided, however, that a party's source code need not be so marked "Confidential Information" does not include information that (i) is already known to the receiving party at the time it is disclosed and has not been obtained wrongfully, (ii) becomes publicly known without fault of the receiving party, (iii) is independently developed by the receiving party, (iv) is approved for release in writing by the disclosing party, (v) is disclosed without restriction by the disclosing party to a third party, or (vi) is disclosed pursuant to legal obligations beyond the control of the disclosing and receiving parties.

8.   WARRANTIES

     TARANTELLA WARRANTS THAT IT IS EMPOWERED TO GRANT THE RIGHTS GRANTED HEREIN. TARANTELLA FURTHER WARRANTS THAT THE LICENSED PRODUCT DOES NOT INFRINGE ANY COPYRIGHT, PATENT, TRADE MARK OR OTHER INTELLECTUAL PROPERTY RIGHT OF A THIRD


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     PARTY. TARANTELLA DOES NOT WARRANT THAT THE FUNCTION CONTAINED IN LICENSED
     PRODUCT WILL MEET OEM'S OR ANY USER'S REQUIREMENTS OR THAT ITS OPERATION WILL BE UNINTERRUPTED OR ERROR FREE. TARANTELLA WARRANTS THAT LICENSED PRODUCT SUBSTANTIALLY CONFORMS AND WILL PERFORM TO THE SPECIFICATIONS AND FUNCTIONAL DESCRIPTIONS CONTAINED IN THE PERTINENT DOCUMENTATION; AND THAT THE REPRODUCTION OF THE SOFTWARE ON THE MEDIA MATERIAL PROVIDED BY TARANTELLA IS CORRECT; AND THAT THE DOCUMENTATION IS CORRECTLY PRINTED TO TARANTELLA'S STANDARD AT THE TIME OF EXECUTION OF THIS AGREEMENT. PROVIDED OEM NOTIFIES TARANTELLA OF ANY NON-CONFORMANCE WITHIN NINETY (90) DAYS OF OEM'S RECEIPT OF LICENSED PRODUCT, TARANTELLA SHALL AT ITS SOLE DISCRETION EITHER 1) REPAIR NONCONFORMING LICENSED PRODUCT, 2) REPLACE THE NON-CONFORMING LICENSED PRODUCT, OR 3) ACCEPT RETURN OF SAME AND REFUND OR CREDIT ANY FEES PAID BY OEM FOR SUCH RETURNED LICENSED PRODUCT.

     TARANTELLA PROVIDES, TO END USERS ONLY, WARRANTIES FOR LICENSED PRODUCTS AS STATED IN THE TARANTELLA SOFTWARE LICENSE AGREEMENT WHICH ACCOMPANIES EACH LICENSED PRODUCT. ANY LICENSED PRODUCT WHICH IS DELIVERED IN PACKAGING CONTAINING A LICENSE AGREEMENT THAT INDICATES THAT THE LICENSOR IS OTHER THAN TARANTELLA, IS DEEMED TO BE PROVIDED BY TARANTELLA SOLELY ON AN "AS IS" BASIS, WITHOUT WARRANTY FROM TARANTELLA, AND IS WARRANTED BY THE NAMED LICENSOR SOLELY TO THE EXTENT THAT THE PACKAGING, OR ACCOMPANYING BREAK-THE-SEAL LICENSE AGREEMENT, IF ANY, EXPRESSLY STATES A WARRANTY.

     OEM IS NOT AUTHORIZED TO MAKE ANY WARRANTY COMMITMENT ON TARANTELLA'S BEHALF, WHETHER WRITTEN OR ORAL, OTHER THAN THOSE CONTAINED IN THE APPLICABLE STATEMENT OF LIMITED WARRANTY OR SOFTWARE LICENSE AGREEMENT.

9.   LIMITATION OF WARRANTIES

     EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, OR IN AN APPLICABLE ATTACHMENT, TARANTELLA and ITS SUPPLIERS make no other representations or warranties, expressly or impliedly. By way of example but not of limitation, TARANTELLA and other developers make no representations or warranties of merchantability or fitness for any particular purpose, or that the use of any SOFTWARE PRODUCT will not infringe any patent, copyright or trademark.

10.  LIMITATION OF LIABILITY

     EXCEPT FOR BREACH OF THE WARRANTY OF TITLE, PRODUCT INFRINGEMENT OR CONFIDENTIAL INFORMATION NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS OR GOODWILL, LOSS OF USE OR OF DATA, INTERRUPTION OF BUSINESS, NOR FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND UNDER OR ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED, WHETHER FOR BREACH OF WARRANTY, BREACH OR REPUDIATION OF CONTRACT, TORT NEGLIGENCE OR OTHERWISE EVEN IF ADVISED OF THE POSSIBILITY OF SUCH LOSS.

11.  TERMINATION

     a. Termination for Cause. Either party may terminate this Agreement for the substantial breach by the other party of a material term. The terminating party will first give the other party written notice of the breach and a reasonable period of at least thirty (30) days in which to cure the alleged breach. If a cure is not achieved during the cure period, then the non-breaching party may terminate this Agreement upon written notice.

     b. Termination by OEM. Except to the extent expressly provided otherwise in a particular exhibit, OEM may terminate this Agreement upon thirty
          (30) days' prior written notice to TARANTELLA if TARANTELLA amends the program requirements for Licensed Product contained in an exhibit to this Agreement and such amendment is not mutually agreed to by OEM and TARANTELLA.

     c. Termination by TARANTELLA. TARANTELLA may terminate this Agreement if OEM fails to meet its payment obligations under this Agreement and this failure continues for thirty (30) days following receipt of written notice from TARANTELLA.


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     d.   Insolvency, Assignment, or Bankruptcy. Either party may terminate this
          Agreement upon written notice to the other party if the other party
          (i) is not paying its debts as such debts generally become due, (ii) becomes insolvent, (iii) files or has filed against it a petition (or other document) under any Bankruptcy Law or similar law, which is unresolved within sixty (60) days of the filing of such petition (or document), (iv) proposes any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, (v) makes a general assignment or trust mortgage for the benefit of creditors, or (vi) if a receiver, trustee, custodian or similar agent is appointed or takes possession of any of its property or business.

     e. Acceleration of Payment. Upon termination of this Agreement, the due dates of all outstanding invoices to OEM for Licensed Products will automatically be accelerated so that they become due and payable on the effective date of termination, even if longer terms had been provided previously.

     f. Effect of Termination on Obligations. Termination of this Agreement will not affect any pre-termination obligations of either party under this Agreement, and any termination is without prejudice to the enforcement of any undischarged obligations existing at the time of termination. Regardless of any other provision of this Agreement, either party will not by reason of the termination of this Agreement be liable for compensation, reimbursement, or damages on account of the loss of prospective profits on anticipated sales, or on account of expenditures, investments, leases, or commitments in connection with the other's business or goodwill, or otherwise.

12.  GENERAL PROVISIONS

     a. Force Majeure. If either party is prevented from performing any portion of this Agreement (except the payment of money) by causes beyond its control, including labor disputes, civil commotion, war, governmental regulations or controls, casualty, inability to obtain materials or services or acts of God, such defaulting party will be excused from performance for the period of the delay and for a reasonable time thereafter.

     b. Governing Law and Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of California, excluding that State's laws regarding conflict of laws and excluding the UN treaty on the international sale of goods.

          The state and federal courts located in the principal place of business of the party against whom the claim or action is initially commenced, shall have exclusive jurisdiction and venue over any dispute or claim arising out of this Agreement; both parties hereby consent to the jurisdiction of and venue in said courts.

     c. Arbitration. The parties shall promptly negotiation in good faith a resolution of any and all disputes arising out of or in connection with the interpretation, performance or non performance, or termination of this Agreement.

          If within two months of the date on which one party sends to the other a letter describing the dispute no resolution of the dispute has been reached, either party may request that such dispute be resolved in accordance with the Arbitration Rules then in effect of the American Arbitration Association ("AAA"). Such Arbitration shall take place in the State of California and shall be conducted by one arbitrator which will be selected within the time limits established in accordance with the then existing Rules of the AAA. The award of the arbitrator shall be final and judgment may be entered thereon in any court of competent jurisdiction. The parties, their representatives other participants and the arbitrator shall hold the existence, content and results of the arbitration in confidence.

          In no event shall the arbitrators limit, expand or otherwise modify the terms of this Agreement or award exemplary or punitive damages or attorney's fees. Each party shall bear its own expenses of such arbitration (including attorney's fee) and an equal share of the relevant fees of the arbitrators and the fees of the AAA.

          Nothing in this clause shall be construed to preclude any party from seeking injunctive relief in order to protect its rights pending arbitration. A request by a party to a court for such injunctive relief shall not be deemed a waver of the obligation to arbitrate.

          The provision of this Section shall survive for five (5) years from the termination or expiration of this Agreement.

     d. Survival of Terms. The provisions of this Agreement which by their nature extend beyond the applicable Expiration Date or other termination of this Agreement will survive and remain in effect until all obligations are satisfied.


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     e.   Waiver. No waiver of any right or remedy on one occasion by either party will be deemed a waiver of that right or remedy on any other occasion.

     f. Superior Agreement. This Agreement will not be supplemented or modified by any course of dealing or usage of trade. Variance from or addition to the terms and conditions of this Agreement in any purchase order or other written notification from OEM (including but not limited to any specification of a price different than TARANTELLA's current list price, less the appropriate discount) will be of no effect, unless otherwise expressly provided in this Agreement.

     g. Assignment. Neither party shall assign, this Agreement, in whole or in part, without the prior written consent of an authorized representative of the other, which consent shall not unreasonably be withheld, any right or interest under this Agreement (except moneys due or to become due) to any entity other than to i) its corporate parent, ii) a division or wholly or majority owned subsidiary or affiliate. Any attempted assignment without written consent will be null and void.

     h. Notice. With the exception of quotes, purchase orders, acknowledgments, invoices and other usual and routine communications, all other notices or writings required or permitted under this Agreement, including but not limited to notices of default or breach, shall be signed by an authorized representative of the sender, sent to the respective individuals identified in this Agreement (which may be changed by written notice to the other), and shall be deemed to have been received i) when hand delivered to such individuals by a representative of the sender, or, ii) three (3) days after having been sent postage prepaid, by registered or certified first class mail, return receipt requested, or iii) when sent electronic transmission, with written confirmation by the method of transmission, or iv) one
          (1) day after deposit with an overnight carrier, with written verification of delivery.

     i. Severability. If any term, provision, covenant or condition of this Agreement is held invalid or unenforceable for any reason, the remainder of the provisions will continue in full force and effect as if this Agreement had been executed with the invalid portion eliminated. The parties further agree to substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision.

     j. Independent Contractors. Each party acknowledges that the parties to this Agreement are independent contractors and that it will not, except in accordance with this Agreement, represent itself as an agent or legal representative of the other.

     k. Compliance with Laws. OEM represents and warrants that all consents of governmental officials necessary for this Agreement to become effective have been obtained, or will be obtained, before OEM places any orders under this Agreement. OEM will comply, at its own expense, with all statutes, regulations, rules, ordinances, and orders of any governmental body, department or agency which apply to or result from OEM's obligations under this Agreement. OEM agrees to not export Licensed Products, directly or indirectly, separately or as part of a system, without first obtaining proper authority to do so from the appropriate governmental agencies or entities, as may be required by law.

     l. Government Rights. OEM agrees to identify, and require Authorized Resellers to identify, the Licensed Product provided under this Agreement in all proposals and agreements with the United States Government or any other contractor therefor; and include that statement that all Licensed Product is commercial computer software as defined in FAR 12.212, and has been developed exclusively at private expense. All technical data, or TARANTELLA commercial computer software/documentation is subject to the provisions of FAR 12.211 - "Technical Data", and FAR 12.212 - "Computer Software" respectively, or clauses providing TARANTELLA equivalent protections in DFARS or other agency specific regulations.

     m. Records Examinations. In the event that TARANTELLA determines that there is a discrepancy between the quantities of Licensed Products obtained by OEM under this Agreement and the quantity of Licensed Products distributed, TARANTELLA shall notify OEM and OEM shall promptly investigate inform TARANTELLA of the results of such investigation. If OEM discovers such a discrepancy, OEM shall allow TARANTELLA to examine the records kept by OEM with regard to quantities of Licensed Products distributed or used by OEM. Any examination will be solely for the purpose of ensuring compliance with this Agreement. Any examination will be conducted only by an independent accounting firm, that has signed a nondisclosure agreement containing restrictions substantially similar to those set forth in this agreement and has been retained by TARANTELLA on other than a contingency fee basis, and will occur during regular business hours at OEM's offices and will not interfere unreasonably with OEM's business activities. Examinations will be made no more


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          frequently than once during the OEM's fiscal year and shall examine the period that includes the current and preceding OEM fiscal years., and TARANTELLA will give OEM ten (10) days or more prior written notice of the date of the examination and the name of the entity who will be conducting the examination. All information obtained by the TARANTELLA examiner will be maintained confidential by TARANTELLA and such examiner, . The examiner will give OEM and TARANTELLA an examination report containing only the information necessary to indicate compliance or non-compliance with this Agreement. The cost of any such examination conducted by an independent accounting firm shall be borne by TARANTELLA, unless such examination reveals a payment shortfall in excess of five percent (5%) of amounts due hereunder in which case the cost of such examination shall be borne by OEM.

     n. Headings. The headings provided in this Agreement are for convenience only and will not be used in interpreting or construing this Agreement.


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